EXHIBIT 10.20
                                      LEASE
                                      -----

                                 BY AND BETWEEN

                        KELSEY-HAYES COMPANY ("LANDLORD")

                                       AND

                          MEASUREMENT SPECIALTIES, INC.

                                   ("TENANT")




                           DATED: AS OF AUGUST 4,2000

                                      LEASE
                                      -----


     This LEASE ("Lease") is made and entered into as of the date of the last execution hereof by and between Kelsey-Hayes Company, a Delaware corporation (hereinafter referred to as "Landlord") and Measurement Specialties, Inc., a New Jersey corporation (hereinafter referred to as "Tenant").


                              W I T N E S S E T H:
                              --------------------

     For and in consideration of the covenants herein contained and upon the terms and conditions herein set forth, intending to be legally bound hereby, Landlord and Tenant agree as follows:


                                    ARTICLE 1
                                    ---------

                                   DESCRIPTION
                                   -----------

     1.1 Landlord agrees to let to Tenant, and Tenant hereby leases from Landlord the space and related improvements (all of which are hereinafter collectively referred to as the "Premises" or the "Leased Premises") consisting of approximately Sixty Two Thousand Five Hundred (62,500) square feet of office/manufacturing/warehouse floor space, as depicted on the floor plan set forth on Exhibit "A" attached hereto and made a part hereof, in an
           -----------
office/manufacturing/warehouse building with street address of 1000 Lucas Way, Hampton, Virginia 23555 (hereinafter referred to as the "Building") located on the real property described on Exhibit "B" attached hereto and made a part
                                    -----------
hereof (hereinafter referred to as the "Land"), together with the right to use, in common with other tenants of the Building, the "Common Areas" (as defined in Article 5 of this Lease). The Leased Premises consists of approximately Eighteen Thousand Five Hundred (18,500) square feet of office floor space and approximately Forty Four Thousand (44,000) square feet of manufacturing/warehouse floor space.

1.2 Landlord shall have the obligation of constructing, at Landlord's cost and expense and in compliance with all laws, a fire rated demising wall (the "Demising Wall") separating the Leased Premises from the remainder of the Building and the truck docks servicing the Leased Premises (the "Docks"). The Demising Wall and the Docks shall be installed at the locations depicted on Exhibit "A" attached hereto and made a part hereof. Within ninety (90) days of the completion of the construction of the Demising Wall, Landlord shall cause floor area of the Leased Premises to be measured and such measurement, which shall be undertaken and calculated in accordance with the applicable BOMA standards and methods of measurement for useable area shall become the basis for determining the square footage of the floor area of the Leased Premises for all purposes herein.

     1.3 In addition to constructing the Demising Wall and the Docks, Landlord shall install, at Landlord's costs and expenses, one access door for shipping and receiving access and shall modify the parking lot to accommodate the new shipping and receiving access door in the area depicted on the floor plan set forth on Exhibit "A" attached hereto. Tenant shall pay all other costs in connection with the buildout and setup of the Leased Premises, including, but not limited to, all reasonable costs and expenses associated with
(a) the construction and completion of new office areas and other areas within the Leased Premises, (b) the moving and relocation of all employees, equipment, record storage, inventory storage and the relocation of employees to and from the Leased Premises, within the Leased Premises, or to other space in the Building, as the case may be.



                                    ARTICLE 2
                                    ---------

                                      TERM
                                      ----

     2.1 The term of this Lease shall commence on August 7, 2000 (the "Commencement Date") and shall end on July 31, 2010, except that if the expiration date falls on a Saturday, Sunday or legal holiday, then the term of this Lease shall end on the business day next following the aforementioned date.

     2.2 Provided Tenant is not in default hereunder, Tenant shall have the right to extend the initial term of this Lease for two (2) consecutive periods of five (5) years each (an "Extension Term"), upon the same terms and conditions hereof except that the Base Rent (hereinafter defined) shall be as set forth in
Section 3.2 hereof, provided written notice of Tenant's election to extend is given to Landlord at least two hundred seventy (270) days prior to the expiration of the then current term hereof.


                                    ARTICLE 3
                                    ---------

                                      RENT
                                      ----

     3.1 During the initial term of this Lease, Tenant shall pay to Landlord "Base Rent" as follows:


 Base    Rent  Base   Rent  Annual   Base   Monthly
 Office        Mfg.         Rent            Installment  From      To
 ------        ----         ----            -----------  ----      --
 $8.50         $4.50        $355,250        $29,604.17   8/04/00   7/31/01
 8.84          4.68         369,460         30,788.33    8/01/01   7/31/02
 9.19          4.87         384,295         32,024.58    8/01/02   7/31/03
 9.56          5.06         399,500         33,291.67    8/01/03   7/31/04
 9.94          5.26         415,330         34,610.83    8/01/04   7/31/05
 10.34         5.47         431,970         35,997.50    8/01/05   7/31/06
 10.76         5.69         449,420         37,451.67    8/01/06   7/31/07
 11.19         5.92         467,495         38,957.92    8/01/07   7/31/08
 11.63         6.16         486,195         40,516.25    8/01/08   7/31/09
 12.10         6.40         505,450         42,120.83    8/01/09   7/31/10

Base Rent shall be adjusted based on the measurement of the floor space of the Leased Premises pursuant to Section 1.2 above. Landlord and Tenant shall confirm such Base Rent by amendment hereto reflecting the actual measurement of the floor space of the Leased Premises, the Base Rent as adjusted and the Tenant's Pro Rata Share determined in accordance with Section 4.1 below.

     3.2 Base Rent during the first Lease Year of the first Extension Term shall be set at the market rate prevailing at the time ("Market Rent") and thereafter shall be increased each Lease Year during such first Extension Term by four percent (4%) of the Base Rent for the preceding Lease Year. The Base Rent during the first Lease Year of the second Extension Term shall be set at the market rate prevailing at that time and thereafter shall be increased each Lease Year during such second Extension Term by four percent (4%) of the annual Base Rent of the preceding Lease Year. Notwithstanding the foregoing, in no event shall the Base Rent in the first year of any Extension Term be less than the Base Rent for the last year of the preceding Term.

     3.3 Landlord and Tenant shall endeavor to agree on Market Rent within sixty (60) days of the date that Tenant exercises an option for a particular Extension Term. If Landlord and Tenant cannot reach such agreement within such sixty (60) day period, then Market Rent for the Extension Term in question shall be established in the following manner: within thirty (30) days following the expiration of such sixty (60) day period, Landlord and Tenant shall each select and notify the other of its selection of, a qualified real estate broker ("Real Estate Broker") for purposes of determining Market Rent. Market Rent for the Leased Premises shall be the average of the Market Rents determined by such Real Estate Brokers, provided that the Market Rent that each Real Estate Broker arrives at is within ten percent (10%) of the other. Such Real Estate Brokers shall each make their separate determination of Market Rent within forty-five
(45) days from the date the last Real Estate Broker is selected within the thirty (30) day selection period aforesaid; provided, however, if Landlord or Tenant, as the case may be, fails to make its selection within the thirty (30) day period, then Market Rent shall be determined by the one (1) Real Estate Broker selected. If the Market Rents determined by the two (2) Real Estate Brokers are not within ten percent (10%) of each other, then the two (2) Real Estate Brokers, within fifteen (15) days after the last determination of Market Rent by such Real Estate Brokers, shall agree upon a third (3rd) Real Estate Broker. Market Rent for the Premises for the Extension Term in question then shall be determined by such third (3rd) Real Estate Broker within thirty (30) days thereafter, but such Market Rent shall not be higher than the highest nor lower than the lowest of the Market Rents determined by the two (2) Real Estate Brokers. If the two (2) Real Estate Brokers are unable to agree upon the third
(3rd) Real Estate Broker, each shall write the name of a Real Estate Broker on a piece of paper and blind draw shall be made to determine the third Real Estate Broker.

     3.4 Each monthly installment of Base Rent shall be payable to TRW Sensors and Components, Inc. at 1000 Lucas Way, Hampton, Virginia 23666, or such other address as Landlord shall notify Tenant in writing, on the first day of each and every month, without notice, offset, deduction or demand. If the term of this Lease commences or ends other than on the first (1st) day of a month, then the Rent for such partial month shall be prorated on a daily basis, based on the number of days in the applicable month.

     3.5 If Tenant fails to pay any Base Rent or any other amount due hereunder within five (5) days of the due date thereof, then in addition to and not in lieu of any other right or remedy available to Landlord, Tenant shall pay a late charge equal to five percent (5.0%) of the past due payment and, if any such payment shall become more than fifteen (15) days past due, such payment shall bear interest at an annual rate equal to the Interest Rate, as hereinafter defined in Section 14 below, from the due date of such payment until paid.


                                    ARTICLE 4
                                    ---------

                   OPERATING EXPENSES, TAXES AND ASSESSMENTS,
                   ------------------------------------------
                               INSURANCE PREMIUMS
                               ------------------

     4.1 For the purpose of this Article, the term "Tenant's Pro Rata Share" shall mean the percentage which the floor area of the Leased Premises is of the total floor area of the Building, which percentage is estimated as being Fifty Two and 8/100 percent (52.08%) subject to adjustment based on the measurement of the Leased Premises pursuant to Section 1.2 above, and assuming that the Building has a total floor area of One Hundred Twenty Thousand (120,000) square feet. Floor area, with respect to the Building, means the average number of square feet of leasable area in the Building from time to time designated by Landlord for the exclusive use and occupancy of rent-paying tenants. Floor area, with respect to the Building, shall be exclusive of the Common Areas.

     4.2 During the term of this Lease, Landlord (a) shall pay and discharge all taxes, including taxes on the rentals hereunder, special and general assessments and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, attributable to, levied against, or with respect of the Land, Building and Common Areas, under or by virtue of all present or future laws, ordinances, requirements, orders, directives, rules or regulations of the Federal, state, county, town and city governments and of all other governmental authorities whatsoever, together with all interest and penalties thereon ("Taxes") and (b) shall maintain and pay for liability, property and other insurance required or permitted to be provided by Landlord under ARTICLE 11 below ("Insurance Premiums"). Tenant shall pay
Landlord for Tenant's Pro Rata Share of such Taxes and Insurance Premiums as part of "Operating Expenses" (defined below). Landlord, in its sole discretion, may contest Taxes or any portion thereof by legal proceedings as permitted by law. Landlord's efforts to contest such taxes shall include such appellate proceedings as Landlord deems prudent and reasonable under the circumstances then obtaining. Landlord shall be reimbursed for the costs and expenses of any such contest as part of Operating Expenses.

     4.3 Tenant shall pay to Landlord within thirty (30) days after receipt of Landlord's invoice therefor, as additional rent for the Calendar Year in question, an amount equal to Tenant's Pro Rata Share of Operating Expenses. Tenant's Pro Rata Share of Operating Expenses shall be estimated by Landlord prior to the beginning of each calendar year and such estimated amounts shall be paid by Tenant in equal monthly installments with each such installment being due and payable on the first day of each calendar month. Within sixty (60) days after the end of each calendar year, Landlord shall deliver to Tenant a statement of Landlord's actual Operating Expenses for such calendar year, and the monthly installments paid or payable by Tenant therefor shall be adjusted between Landlord and Tenant thereafter. Tenant shall pay to Landlord or Landlord shall credit Tenant's account or provide Tenant with a refund if the Term has expired, as the case may be, within thirty (30) days of Tenant's receipt of such statement, such amounts as may be necessary to effect the aforesaid adjustment between estimated and actual amounts for such calendar year.

     4.4 For the purposes of Section 4.3 "Operating Expenses" shall mean the costs and expenses paid or incurred by Landlord with respect to, in Landlord's sole discretion, the use, operation, repair and maintenance of the Common Areas (including the Land), the Building and the other improvements located on the Land; such costs and expenses shall include, without limitation, Taxes, Insurance Premiums, the costs of such items as: snow removal; parking lot striping, sweeping, lighting and repair and maintenance of the parking lot and driveways; repair and maintenance of the roof and structural components, landscaping; police, base level security and fire protection services, if provided; costs associated with legal compliance; management fees at prevailing market rates for similar property in the Hampton, Virginia area; fire protection and fire hydrant charges; water and sewer charges and other utility charges including electrical, gas (other than utility charges, if any, for services directly metered or submetered or specifically charged to tenants) and the maintenance, repair and modification of all utility systems and any charges associated with changing the provider of any utility; maintenance and repair of underground storm, water and sanitary sewer lines; licenses and permit fees; exterior maintenance and repair of the Building; the establishment of adequate reserves for replacement; any amounts which Landlord must pay pursuant to any Declarations, Restrictions, or similar property encumbrances currently affecting the Land and all other costs and expenses paid or incurred by Landlord with respect to use, operation, repair and maintenance of the Common Areas (including the Land) the Building and the other improvements on the Land. Included in Operating Expenses shall be a proportionate share of various costs and expenses paid or incurred by Landlord which costs and expenses are to be allocated between the Building and the separate building (the "Office Building") located on the Land in such proportion as determined by Landlord in its reasonable discretion to properly reflect such allocation.

     Notwithstanding anything to the contrary herein, Operating Expenses shall not include the following:

          (a) Items which under generally accepted accounting principles constitute capital expenditures (which shall include roof replacement but not ordinary roof repairs), other than all costs and expenses associated with the installation of equipment, machinery or other improvements for the purpose of reducing energy consumption or other operating expenses, provided that if Landlord shall purchase any such equipment, machinery or other improvements, then the costs for the same shall be included in Operating Expenses in the year such cost is incurred and in subsequent years amortized on a straight-line basis over a period which is the lesser of ten (10) years or the useful life of such equipment, machinery or other improvement;

          (b) leasing commissions, tenant space preparation and relocation costs, attorneys' fees, lease takeover costs and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or occupants together with advertising and promotional costs relating to leasing;

          (c)  costs  for utilities, services, work and other benefits which are
     (i) directly charged to and reimbursed by Tenant or other tenants or occupants, or (ii) provided selectively to other tenants or occupants for their exclusive benefit and not offered to Tenant, or services or work furnished to tenants (including Tenant) whether at such tenant's expense or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord's expense, or (iii) provided to other portions of the Building leasable to tenants whether or not actually leased or occupied;

          (d) amounts otherwise includable in Operating Expenses to the extent the same are reimbursed to Landlord directly by Tenant, other tenants or any other party;

          (e) Landlord's off-site general and administrative overhead expenses, except to the extent included in management fees or other items includable in Operating Expenses hereunder;

          (f) costs incurred due to Landlord's or another tenant's dispute or violations of the terms of other leases in the Property;

          (g) net income, estate, gift, franchise, profit, transfer, transfer gains, succession, inheritance or "value added" or similar taxes so long as the same are not in lieu of other taxes and assessments payable as Operating Expenses hereunder;

          (h) cost of any curative action required, or repair, replacement, or alteration made by Landlord to remedy damage caused by or resulting from the negligence of Landlord, its agents, contractors, servants or employees;

          (i) interest, principal, points and fees on any mortgage or other debt instrument encumbering all or any portion of the Property;

          (j)  superior  lease  rental  or other lease payments related thereto;

          (k) salaries, wages, benefits and related costs for employees above the level of Building Manager not directly involved in the operation or management of the Building;

          (j) in the event any service (including management fees) or materials are provided by any party affiliated with Landlord, the portion of the cost thereof which is in excess of what the commercially competitive cost would have been absent such relationship;

          (m) costs incurred with respect to a sale of any portion of the Property or any interest therein;

          (n) to the extent any costs includable in Operating Expenses are incurred with respect to both the Building and other properties (including, without limitation, salaries, fringe benefits and other compensation of Landlord's personnel who provide services to both the Building and other properties), there shall be excluded from Operating Expense a fair and reasonable percentage thereof which is properly allocable to such other properties as determined by Landlord in its reasonable discretion;

          (o) the cost of any judgment, settlement, or arbitration award resulting from any liability of Landlord arising from Landlord's negligence, willful misconduct or contractual default of Landlord;

          (p) any fine, penalty or other late charges or interest thereon payable by Landlord.

     4.5 For a period of one year after delivery to Tenant of Landlord's statement of Operating Expenses pursuant to Section 4.3 above Landlord shall keep and make available for inspection to Tenant, records, in reasonable detail, of all Operating Expenses for the period covered by each such statement, and shall permit Tenant and Tenant's representatives to examine such statements at Landlord's office at any time during Landlord's normal business hours. If Tenant's examination of such statements reveals any overcharge, and provided Landlord does not dispute the same Landlord shall reimburse Tenant for the same, within thirty (30) days after Tenant provides Landlord with the results of such examination.


                                    ARTICLE 5
                                    ---------

                                  COMMON AREAS
                                  ------------

     Tenant shall use the Common Areas solely for their intended uses on a non-exclusive basis in concert with Landlord, the other tenants or occupants of the Building, and their employees, agents, servants, customers and other invitees in strict accordance with the rules and regulations, if any, promulgated by Landlord with respect thereto. Landlord agrees that any promulgated rules and regulations shall be applied to tenants in the Building in a non-discriminatory manner. The term "Common Areas" shall mean all areas within the Land and Building provided by Landlord for the common use and benefit of the tenants or occupants of the Building, and their employees, agents, servants, customers and other invitees, including by way of example and not by way of limitation, driveways, parking areas, landscaped areas, truck service ways or tunnels (if any), pedestrian ways (enclosed or open), courts, stairs, ramps and sidewalks, common restrooms and common loading areas.

                                    ARTICLE 6
                                    ---------

                                       USE
                                       ---

     6.1 Tenant shall use the Leased Premises as a light manufacturing and warehouse facility and for no other purpose. Tenant shall not use the Leased Premises so as to constitute a nuisance or cause the cancellation (or increase the Insurance Premiums) of the insurance covering the Land, Common Areas, the Building or Leased Premises. The use and occupancy of the Leased Premises shall be subject to and consistent with the terms and provisions of that certain PROTECTIVE PROVISIONS AND COVENANTS, HAMPTON ROADS CENTER, HAMPTON, VIRGINIA dated November 21, 1986 (the "Protective Covenants") and entered into and recorded by the Industrial Development Authority of the City of Hampton, Virginia, a copy of which has been delivered to Tenant prior to the execution of this Lease; to Landlord's actual knowledge, the use and occupancy of the Property is currently in compliance with the Protective Covenants.

     6.2 Tenant shall comply in all respects with all applicable governmental laws, ordinances, codes, rules and regulations controlling or regulating the use of the Land, Common Areas, Building and Leased Premises.

     6.3 Tenant will not: (a) place or maintain any merchandise, trash, refuse or other articles in any vestibule or entry of the Premises, on the footwalks or corridors adjacent thereto or elsewhere on the exterior of the Premises; (b) throw, discard or deposit any paper, glass or extraneous matter of any kind, except in designated receptacles, or create litter or hazards of any kind; (c) use any sound making device of any kind or create or produce in any manner noise or sound that is prohibited or objected to by Landlord in the exercise of its reasonable discretion; (d) permit accumulations of or burn garbage, trash, rubbish or other refuse within or without the Premises; (e) cause or permit odors to emanate or to be dispelled from the Premises; (f) permit the parking of delivery vehicles so as to interfere with the use of any driveway, footwalk, parking area or other Common Areas; (g) receive or ship articles of any kind outside the designated loading areas for the Premises; (h) parade, rally, patrol, picket, demonstrate or engage in any conduct that might tend to interfere with or impede the use of the Common Areas; (i) use or permit the use of the Premises, the Common Areas or any part thereof in a manner which will violate the laws or regulations of any applicable instrumentality of government, nor permit any part of the Premises to be used for any disreputable or immoral purpose (j) conduct or permit to be conducted any auction, fire, going out of business, bankruptcy, liquidation or other similar type sale in or connected with the Premises; and (k) place a load upon any floor which exceeds the floor load which the floor was designed to carry or overload any system or equipment serving the Premises.

                                    ARTICLE 7
                                    ---------

                   REPAIRS AND MAINTENANCE: BUILDING SERVICES
                   ------------------------------------------

     7.1 Landlord as part of Operating Expenses and except with respect to Tenant's obligations hereunder shall perform, in Landlord's reasonable discretion, maintenance, repairs and replacements to the Building and Common Areas in a good and workmanlike manner, including exterior maintenance, roof repairs and replacements, parking areas and building systems not located in or exclusively serving the Leased Premises. In the event of a failure or breakdown during normal working hours of a building system which failure or breakdown substantially impairs the ability of Tenant to maintain production, Landlord will endeavor to respond to Tenant in connection with such failure or breakdown within two (2) hours of Landlord having knowledge thereof.

     7.2 Landlord as part of Operating Expenses shall keep and maintain the Building and the Common Areas in a clean, sightly and orderly condition, reasonably free of accumulation of litter, dirt, rubbish, snow and ice.

     7.3 Tenant shall, at Tenant's expense, make all repairs and replacements in and to the Leased Premises including all improvements, equipment, systems and installations which are located within the Premises or exclusively serve the Leased Premises and shall maintain the Leased Premises, so as to tender the Leased Premises to Landlord at Lease termination in substantially the same condition as received, except for any alterations or improvements permitted in accordance with Section 8 below, and except for ordinary or normal wear and tear. Tenant shall at its expense: (a) maintain the Premises in a clean, orderly and sanitary condition in good repair and reasonably free of insects, rodents, vermin and other pests; (b) keep any garbage, trash, rubbish or other refuse in rat-proof containers within the interior of the Premises until removed; (c) keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Premises; (d) comply with all laws, ordinances, rules and reasonable recommendations of Landlord's fire insurance rating organization now or hereafter in effect; (e) comply with and observe all rules and regulations established by Landlord from time to time which apply generally to tenants of the Building; (f) use and occupy the Premises in a careful, safe and proper manner; (g) install and maintain all fire extinguishing apparatus required by local regulations or the requirements of Landlord's insurance underwriters.

     7.4 Landlord shall furnish to Tenant, during Tenant's working hours, the following utilities and other building services for Tenant's use and occupancy of the Leased Premises:

          (a) HEATING, VENTILATING AND AIR CONDITIONING. During Tenant's working hours.

          (b) WATER. Hot and cold water for ordinary office and lavatory purposes.

          (c) ELECTRICITY. Unless and until, if ever, electric current is metered separately to the Leased Premises, Tenant shall obtain the electric current used in the

     Leased Premises directly from Landlord and Tenant shall pay Landlord therefor in accordance with ARTICLE 10 below.
                                     -----------

          (d) CLEANING AND MAINTENANCE. Cleaning and maintenance of the Common Areas as reasonably determined by Landlord, including the removal of rubbish, trash and snow.

          (e) REPAIR AND MAINTENANCE. Repair and maintenance as required under this Lease.

          (f) ADDITIONAL SERVICES. If Tenant requests any other utilities or Building services in addition to those identified above, then Landlord, may, but shall not be required to do so, furnish Tenant with such reasonable additional utilities or Building services, and all costs and expenses associated with respect thereto shall be borne by Tenant. Tenant shall be separately billed therefor and shall reimburse Landlord within thirty (30) days after receipt of an invoice for the same.


                                    ARTICLE 8
                                    ---------

                          IMPROVEMENTS AND ALTERATIONS
                          ----------------------------

     8.1 (a) Tenant shall not undertake, directly or indirectly, any construction work, improvements or alterations, nor shall Tenant install any equipment other than trade fixtures and personal property (all such construction work, improvements, alterations and installations being hereinafter collectively referred to as the "Work") without first obtaining Landlord's written approval of the plans and specifications therefor. Tenant shall prepare plans and specifications showing in detail all Work Tenant is required or desires to undertake, directly or indirectly, in the Premises and shall submit the same to Landlord for Landlord's approval. The plans and specifications covering the Work shall be prepared at Tenant's expense by an engineer or architect licensed to practice in the State of Virginia. Tenant shall revise said plans and specifications in accordance with Landlord's reasonable comments. When Landlord shall have approved said plans and specifications, Tenant shall promptly submit the same to the City of Hampton to obtain a building permit. Landlord and Tenant shall cooperate with the officials of the City of Hampton and Tenant shall promptly and diligently make such changes to the plans and specifications as may be required to conform the same to the laws and ordinances applicable to Tenant's Work. The approval by Landlord of Tenant's plans and specifications shall not constitute the assumption of any liability on the part of Landlord for their accuracy or their conformity with building code requirements, and Tenant shall be solely responsible for such plans and specifications. The approval by Landlord of Tenant's plans and specifications shall not constitute a waiver by Landlord of the right thereafter to require Tenant to amend the same to provide for omissions or deficiencies therein later discovered by Landlord. If Tenant shall fail to timely complete any portion of its Work on the Premises as required by this Lease then Landlord may, in addition to any other rights and remedies it may have, complete such Work on behalf of and for the account of Tenant upon seven (7) days prior written notice to Tenant of its intention to do so. The costs and expenses incurred by Landlord in completing the Work, together with interest at the Interest
     Rate,  shall  be  deemed  to be additional rent, due and payable on demand;


          (b) Tenant, without Landlord's approval, may make interior non-structural alterations and improvements, provided that such alterations and improvements do not damage or impair the structural integrity of the Building or the systems servicing the Building including HVAC, electrical and plumbing. Prior to making any nonstructural alteration or improvement of a material nature (i.e. an improvement costing more than Thirty Thousand Dollars ($30,000), Tenant shall notify Landlord of the same and Landlord shall have the right to object in writing, within twenty (20) business days thereof, to any such alteration or improvement and, if Landlord so objects within such thirty (30) business day period and Tenant nonetheless installs such alteration or improvement then, in addition to the other rights and remedies of Landlord, upon the expiration or earlier termination of this Lease, Landlord may require Tenant to remove such alteration or improvement and restore, at Tenant's sole cost and expense, the Premises to their condition as of the commencement of this Lease, ordinary wear and tear excepted;

          (c) None of the alterations or improvements which Tenant makes shall change the character or use of the Leased Premises from that of office and warehouse. If any change results in an increase in the office space by more than Five Percent (5%) of the square footage of office space as of the Commencement Date, the Base Rent for such amount in excess of five percent (5%) shall be computed at the office rent rate as set forth in Section 3.1 above; and

          (d) All items installed by Tenant shall be new and of building standard quality. All Work, whether in the nature of erection, construction, alteration or repair, permitted or required to be made by Tenant, shall be performed and completed in a first class and workmanlike manner, promptly, efficiently and competently by duly qualified and, if necessary, licensed persons or entities without interference with or disruption of the operations of other tenants or users of the Building, and in accordance with all applicable laws, ordinances, rules, rulings, regulations and requirements of any governmental authority having jurisdiction over the Premises.


                                    ARTICLE 9
                                    ---------

                                 MECHANIC'S LIEN
                                 ---------------

     No Work which Landlord permits or requires Tenant to perform pursuant to this Lease, whether in the nature of erection, construction, alteration or repair, shall be deemed to be for the immediate use and benefit of Landlord so that no mechanic's or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Premises. Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by or for Tenant in, on or about the Premises in accordance with the terms agreed upon by Tenant and such contractor. In the event any mechanic's or other lien shall at any time be filed against the Premises, Land, Building or Common Areas or any interest therein by reason of any labor, services or materials performed or furnished, or alleged to be performed or furnished, to or for the benefit of Tenant or to anyone holding the Premises through or under Tenant, Tenant shall cause the same to be discharged of record or bonded to the satisfaction of Landlord within thirty
(30) days after notice of the filing thereof. If Tenant shall fail to cause such lien to be so discharged or bonded within such thirty (30) day period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to discharge the same by paying the amount claimed to be due or by deposit or bonding proceedings, and the amount so paid by Landlord, including reasonable attorney's fees incurred by Landlord in procuring the discharge of such lien, together with interest thereon at the Interest Rate, shall be due and payable by Tenant to Landlord upon demand as additional rent. Tenant shall indemnify, defend and save Landlord harmless from and against any and all claims (including but not limited to claims of unjust enrichment and claims based on quasi-contract), actions, demands, damages, liability and expense, including attorney's and other professional fees, arising from or related to, wholly or in part, directly or indirectly, any labor, services or materials performed or furnished or alleged to be performed or furnished to or for the benefit of Tenant or to anyone holding the Premises through or under Tenant (except for work described in and to performed by Landlord pursuant to Sections 1.2 and 1.3 above), regardless of whether such work or materials improved or increased the value of the Premises.



                                   ARTICLE 10
                                   ----------

                             SERVICES AND UTILITIES
                             ----------------------

     10.1 Except where required of Tenant hereunder, Landlord shall furnish, supply and maintain subject to reimbursement as a part of Operating Expenses equipment, lines, conduits and appurtenances necessary for the furnishing of water, electricity, gas, telephone and storm and sanitary sewer service connections to the Leased Premises.

     10.2 As of the Commencement Date none of the utilities, other than telephone, are separately metered to the Leased Premises. All charges for water, electricity, gas, steam (if any) and storm and sanitary sewers used or consumed by Tenant in the Leased Premises shall be determined, adjusted from time to time and allocated in accordance with Exhibit "C" attached hereto and such charges shall be payable by Tenant within ten (10) days of billing thereof by Landlord. The interruption, curtailment or reduction of any utility or service maintained in the Building shall not constitute constructive or partial eviction.

     10.3 Landlord shall be entitled to charge a reasonable administrative fee for meter readings and similar or related services in connection with supplying utilities to the Premises and the Building not to exceed five percent (5%) of the utility amounts so charged. Upon request,

Landlord shall provide Tenant meter readings for all invoices rendered for electric current consumption, together with a copy of the rate schedule or agreement pursuant to which Tenant is being charged.



                                   ARTICLE 11
                                   ----------

                        INSURANCE: INDEMNITY: SUBROGATION
                        ---------------------------------

     11.1 Tenant shall, at Tenant's sole cost and expense, obtain and keep in force during the term of this Lease a policy of commercial general liability insurance insuring Tenant against liability for injury to persons and damage to property arising out of Tenant's use, occupancy or maintenance of the Leased
Premises and surrounding common areas and land, with combined single limit coverage of not less than One Million Dollars ($1,000,000) per occurrence, naming Landlord and Landlord's Lender, if requested, as additional insureds.

     11.2 Landlord shall obtain and keep in force during the term of this Lease as part of Operating Expenses an occurrence-based policy of commercial general liability insurance, insuring Landlord and Tenant, as an additional insured, against liability for injury to persons or damage to property arising out of the ownership, use, occupancy or maintenance of the Building and Common Areas, with combined single limit coverage of not less than One Million Dollars ($1,000,000) per occurrence.

     11.3 Landlord shall obtain and keep in force during the term of this Lease as part of Operating Expenses a so-called "special form" policy or policies of property insurance, covering loss or damage to the Building, the Leased Premises (including Tenant's leasehold improvements) and Common Areas, in the amount of the full replacement cost thereof, with boiler and machinery and ordinance or law change coverage. To the extent that the waiver set forth in
Section 11.6 is permitted in the state in which the Leased Premises are located, the foregoing policy or policies of insurance shall contain a clause to the effect that the waiver in Section 11.6 shall not affect the right of the insured party to recover under such policy or policies.

     11.4 Any insurance required or permitted to be carried by a party pursuant to this Lease may be in the form of "blanket" and/or "umbrella" insurance coverage. Either party hereto shall, upon request from the other party, provide a certificate of insurance and appropriate insurance policy endorsement, if applicable, evidencing the existence and amounts of such insurance as required according to Sections 11.1, 11.2 and 11.3 of this Lease.

     11.5 Subject to Landlord's obligation to carry the insurance required pursuant to Section 11.2 of this Lease, each party shall indemnify, protect, defend and hold the other harmless from and against any damage suffered or incurred on account of personal or bodily injury to any person or persons in the Leased Premises, Building or Common Areas caused by the negligent act or omission, or willful misconduct of the other.

     11.6 Landlord and Tenant hereby waive all rights of recovery and causes of action which either has or may have or which may arise hereafter against the other for any damage to the Leased Premises, the Building, the Common Areas or the property or business of either of them or of anyone claiming through either of them, by way of subrogation or otherwise, caused by any of the perils coverable (whether or not covered) by a special form policy of property insurance or contents insurance (irrespective of whether or not such insurance coverage is in fact carried or obtained); or by any other insurance for damage to property carried by the party whose property was damaged; provided, however, that the foregoing waiver shall apply only if and to the extent that a waiver of subrogation for property damage is not prohibited in the state in which the Leased Premises are located.

     11.7 Subject to Section 11.6 above, Tenant shall indemnify, defend and save Landlord harmless from and against any and all claims, actions, demands, damages, liability and expense, including attorney's and other professional fees, in connection with loss of life, personal injury and/or damage to property arising from or related to, wholly or in part, directly or indirectly, the construction by Tenant, its contractors, agents or representatives, occupancy or use by Tenant of the Premises or any part thereof or any other part of the Building and Common Areas, or arising from or related to, wholly or in part, directly or indirectly, from any act or omission of Tenant, its officers, agents, contractors, invitees or employees unless caused by Landlord's negligence or willful misconduct. Unless caused by Landlord's negligence or willful misconduct, Landlord and Landlord's agents and employees shall not be responsible or liable to Tenant, Tenant's agents or employees or to anyone claiming by, through or under Tenant and Tenant hereby waives all claims for damage to person or property, loss of business and any and all other losses or damages sustained by Tenant or any person claiming by, through or under Tenant resulting, directly or indirectly, from one or more of the following, whether or not Landlord may have any obligation under this Lease to repair or maintain the same: (a) any equipment or appurtenances becoming out of repair; (b) injury caused by wind, snow, ice, rain or any of the other elements; (c) any defect in or failure of plumbing, heating, cooling or air conditioning equipment, sprinkler systems, electric wiring or cable, gas, water and steam pipes, stairs, rails or walks, broken glass, the backing up of any sewer pipe or downspout; (d) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank; (e) the escape of steam or hot water; (f) water, snow or ice being upon or coming through the roof, skylight, trap door, stairs, walks or any other place upon or near the Premises; (g) the falling of any fixture, plaster or stucco; and (h) any act, omission or negligence of trespassers, thieves, cotenants or other persons. To the maximum extent permitted by law, Tenant shall use and occupy the Premises, and use such other portions of the Land, Building and Common Areas as Tenant is herein given the right to use, at Tenant's own risk.


                                   ARTICLE 12
                                   ----------

                      DESTRUCTION BY FIRE OR OTHER CASUALTY
                      -------------------------------------

     12.1 (a) If the Building or the Premises is damaged or destroyed by fire, the elements, or other peril, whether insured or uninsured (any of such causes being referred to herein as a "Casualty"), then Landlord and Tenant each shall have the right, but not the obligation, by notifying the other in writing within twenty (20) days after the date of such damage or destruction, to terminate this Lease if (i) more than fifty percent (50%) of the floor area of the Building is damaged or destroyed or (ii) such damage or destruction occurs during the last year of the Term of this Lease or the last year of any Extension Term and the cost to repair or restore the Leased Premises exceeds $250,000; and

          (b) If the Building or the Premises is damages or destroyed by Casualty and the insurance proceeds available to Landlord on account of such damage or destruction are not sufficient to restore the Premises and the Building to substantially the same condition as prior to such damage or destruction then Landlord shall have the right, but not the obligation, by notifying Tenant in writing within twenty (20) days after the date of such damage or destruction, to terminate this Lease.

If such notice is given, this Lease shall terminate as of the date of such notice, Rental (other than any additional rent due Landlord resulting from Tenant's failure to perform any of its obligations under this Lease) shall be adjusted as of the date of such damage and destruction, and the parties shall be relieved of all obligations and liabilities thereafter accruing.

     12.2 If the Premises shall be damaged by Casualty but Landlord is not entitled to or does not elect to terminate this Lease, then Landlord shall promptly repair or replace the damaged portions of the Premises (excluding Tenant's personal property or any leasehold improvements, additions or changes to the Premises made or installed by or for Tenant other than those improvements installed for Tenant by Landlord pursuant to Sections 1.2 and 1.3 above). If the Premises shall not be rendered wholly or partially untenantable by such Casualty, there shall be no abatement of rent. If, as the result of Casualty, the Premises shall be rendered wholly or partially untenantable, in the reasonable judgment of Landlord, then all rent (other than any additional rent due Landlord resulting from Tenant's failure to perform any of its obligations under this Lease) shall be abated proportionately as to the portion of the Premises rendered untenantable (as reasonably determined by Landlord) during the period of such untenantability. Landlord shall not be liable for interruption to Tenant's business or for damage to or replacement or repair of Tenant's personal property or any leasehold improvements installed in the Premises by Tenant.


                                   ARTICLE 13
                                   ----------

                                  CONDEMNATION
                                  ------------

     13.1 (a) If the entire Premises shall be taken in appropriation proceedings or under the power of eminent domain or shall be voluntarily conveyed under threat of appropriation (hereinafter referred to as a "Taking" and, in the past tense, as "Taken"), then this Lease shall terminate on the date Tenant is required to yield possession of the Premises to the condemning authority.

          (b) Landlord and Tenant also shall have the right, but not the obligation, by notifying the other party in writing within ninety (90) days after a Taking to terminate this Lease effective as of the date possession is required to be yielded to the condemning authority, in any of the following circumstances:

               (i) More than twenty five percent (25%) of the floor area of the Building is Taken;

               (ii) The number of parking spaces Taken reduces the number of parking spaces below the number required by law and Landlord does not deem it feasible to replace such parking spaces with other parking spaces on the portion of the Land not Taken;

               (iii) The net proceeds available to Landlord on account of such Taking are not sufficient to repair and restore the Building, Common Areas and the Premises and Landlord fails or refuses to undertake such repair or restoration.

          (c) If a portion only of the Premises shall be Taken and this Lease is not terminated as provided for above, then Landlord shall repair and restore, to a complete architectural unit, the portion of the Premises not affected by the Taking.
          (d) If a portion only of the Premises is Taken and this Lease is not terminated, then this Lease shall terminate only as to the part of the Premises so taken on the date Tenant is required to yield possession thereof to the condemning authority and all Rental (other than any additional rent due Landlord resulting from Tenant's failure to perform any of its obligations under this Lease) shall be reduced proportionately as to the portion of the Premises Taken. If this Lease is terminated, then Rental (other than any Additional rental due Landlord resulting from Tenant's failure to perform any of its obligations under this Lease) shall be adjusted as of the date of such termination.

          13.2 All compensation awarded for any Taking shall belong to and be the sole property of Landlord; Tenant hereby assigning to Landlord all rights with respect thereto; provided, however, nothing contained herein shall prevent Tenant from applying for reimbursement from the condemning authority (if permitted by law) for moving expenses, or the expenses of removal of Tenant's trade fixtures, but if and only if the amount of such award or other compensation is separately stated by the condemning authority and does not reduce the amount otherwise recoverable from the condemning authority by Landlord. Tenant, upon request of Landlord, shall execute any and all releases, transfers or other documents as may be required by Landlord or such condemning authority to effect and give further evidence and assurances of the foregoing.

          13.3 Any Taking or termination of this Lease, in whole or in part pursuant to this Article, shall not operate as or be deemed an eviction of Tenant or a breach of Landlord's covenant for quiet enjoyment.

                                   ARTICLE 14
                                   ----------

                                     DEFAULT
                                     -------

     14.1     If  one  or  more  of  the  following  events  shall  occur:

          (a) Tenant shall fail to pay any rent or any other sums due hereunder within ten (10) days after written notice from Landlord provided such notice shall not be required to be given more than two (2) times in any twelve (12) month period.

          (b)  Tenant  shall  make  an  assignment for the benefit of creditors;

          (c) Tenant shall file a petition or answer seeking reorganization or arrangement under any of the laws of the United States relating to bankruptcy or any other applicable statute;

          (d) An attachment or execution shall be levied upon Tenant's property or interest under this Lease, and shall not be satisfied or released within thirty (30) days thereafter;

          (e) An involuntary petition in bankruptcy shall be filed against Tenant, or a receiver or trustee for all or any part of the property of Tenant shall be appointed by any court, and such petition shall not be withdrawn, dismissed or discharged, or such receiver or trustee removed, within sixty (60) days from the filing or appointment thereof;

          (f) The use of the Premises for any purpose other than the permitted use hereunder;

          (g) Tenant shall default in the performance or observance of any other covenant, agreement, obligation, provision or condition to be kept or performed by Tenant under the provisions of this Lease and such default shall continue for thirty (30) days after Tenant's receipt of notice thereof from Landlord; provided, however, that if the nature of such default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently and continuously, in good faith, proceeds with such cure to completion and the same is completed not later than ninety (90) days after the date of default;

then  Landlord  shall  have  all  of  the  following  remedies:

               (1) Landlord may proceed as it deems advisable to enforce the provisions of this Lease at law or in equity;

               (2) Landlord at any time thereafter may, at Landlord's option, terminate this Lease upon five (5) days written notice to Tenant. Tenant shall then quit and surrender the Leased Premises to Landlord, but Tenant shall remain liable under this Lease;

               (3) Pursuant to court order or other legal proceedings, Landlord may reenter the Leased Premises and may repossess the Leased Premises. Upon such reentry or repossession, Landlord may dispossess Tenant and may remove Tenant from the Leased Premises without further notice to Tenant;

               (4) Landlord may cure the breach or default at Tenant's expense, and all reasonable costs incurred by Landlord in curing the same, plus interest on such costs at the Interest Rate, as hereinafter defined, from the date of such expenditure(s) until reimbursed to Landlord, shall be additional rent payable to Landlord on demand. In such circumstances Landlord shall give written notice to Tenant as soon as reasonably practicable subsequent to the exercise of self-help remedies. Nothing in this Section 14.1 shall preclude Landlord's exercise of self-help rights as otherwise expressly set forth in this Lease.


               (5) Landlord may proceed to collect all rents and other charges owed by sublessees of Tenant and other occupants of the Leased Premises directly from such parties, with such rents and other charges collected by Landlord to be applied first towards satisfaction of Tenant's obligations under this Lease with the balance (if any) to be applied towards satisfaction of Tenant's obligations under its subleases and other occupancy agreements affecting the Leased Premises.
               (6) In case of any reentry, termination of this Lease or dispossession of Tenant's possession by summary proceedings or otherwise,

                    (a) Tenant shall remain liable for (A) all Rent and damages that may be due or sustained by Landlord up to the time this Lease terminates or Landlord takes possession of the Leased Premises, and the performance of all other obligations of Tenant accruing under this Lease through such date (collectively, "Accrued Damages"); (B) all reasonable costs, fees and expenses (including reasonable attorney's fees and expenses and brokerage commission and fees) incurred by Landlord in pursuit of its remedies under this Lease and in leasing the Leased Premises to others from time to time (the "Collection Damages") (all such Accrued Damages and Collection Damages are referred to collectively as the "Default Damages"); and (C) Future Damages (as defined below).

               At the sole election of Landlord, Future Damages shall be equal to one of the following: (x) the amount (the "Deficiency") by which (A) the Rent reserved under this Lease until the stated expiration date of the then current Term exceeds (B) the amount of rent, if any, that Landlord shall receive during the same period from others to whom the Leased Premises may be rented, from which Landlord may deduct all Default Damages owing to Landlord; or (y) an amount equal to the present worth (as of the date of such termination) of Rent which, but for the termination of this Lease, would have become due during the remainder of the Term, less the fair rental value of the Leased Premises for the remainder of the Term, as determined by an independent real estate appraiser selected by the Landlord and reasonably acceptable to Tenant, in which case such Future Damages shall be payable to Landlord in one lump sum on demand and shall bear interest at the Interest Rate, as hereinafter defined, until paid. For the purposes of this subparagraph, "present worth" shall be computed by discounting such amount to present worth at a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank nearest to the location of the Leased Premises.

               All Default Damages and Future Damages shall bear interest at the Interest Rate, as hereinafter defined, from the date when the same accrue until paid. Tenant shall pay all Default Damages and all Future Damages to Landlord immediately upon receipt of a billing therefor; however, the amount of Rent which constitutes Future Damages shall continue to be due and payable in full, without any notice or billing required, in advance on the first day of each month, and any proceeds of reletting that reduce Tenant's Deficiency shall be appropriately credited to Tenant.

               "Interest Rate" shall mean the "Prime Rate" (or generally accepted successor index to Prime Rate) plus two percent (2.0%). "Prime Rate" shall be the rate reported as such in the "Money Rates" column of the Wall Street Journal or successor
                                        ---------------------
               publication. Adjustments to the Interest Rate shall be effective as of the date that the Prime Rate changes.

                    (b) Landlord may re-let all or part of the Leased Premises, in one or more leases, either in Landlord's own right or as agent for Tenant, accepting any rents then obtainable, for a term or terms that may be greater or less than the balance of the Term of this Lease, and Landlord may grant reasonable concessions or free rent for a reasonable period of time without affecting Tenant's liability for Rent under this Lease if such concessions and/or free rent are reasonably required to induce tenants to enter into leases.

                    (c) Landlord may make such alterations, repairs and improvements to the Leased Premises that it considers advisable and necessary in its reasonable business discretion, for the purpose of reletting the Leased Premises, and the costs of such work shall be considered Default Damages. Such alterations, repairs and improvements shall not operate or be construed to release Tenant from any liability under this Section.

                    (7) Any action taken by Landlord under this Section shall not waive any right that Landlord might have against Tenant for Rent reserved in this Lease or otherwise, and Tenant shall remain responsible to Landlord for any cost, loss and damage suffered by Landlord by reason of Tenant's default or breach.

     14.2 If Tenant fails to pay, when due, for any repairs or improvements to the Leased Premises made by Tenant (to the extent that such repairs were the responsibility of Tenant hereunder), or if Tenant fails to pay any of the charges that Tenant is obligated to pay by the terms of this Lease, or if Tenant fails to make repairs that are Tenant's responsibility as herein provided, then in addition to all other remedies provided by this Lease, Landlord may, but is not obligated to, upon Tenant's failure to cure such default within thirty (30) days after Tenant's receipt of notice from Landlord that specifies the particular default complained of, pay any such charges and make such repairs, and the amount or amounts so paid or expended therefor shall become due and payable as additional rent immediately upon demand by Landlord.

     14.3 The various rights and remedies reserved by Landlord by this Lease, or allowed by law, shall be cumulative, and no delay or omission to exercise any rights by Landlord shall be construed as a waiver of any default or acquiescence therein. No waiver by Landlord or any breach of any provision of this Lease shall be deemed for any purpose to be a waiver of any breach of any other provision hereof, nor of any continuing or subsequent breach of the same provision.


                                   ARTICLE 15
                                   ----------

                            ASSIGNMENT AND SUBLETTING
                            -------------------------

     15.1 Tenant shall not assign this Lease in whole or in part, nor sublet the Leased Premises in whole or in part, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Except as permitted under Section 15.2 below, the within prohibition against transfer without the Landlord's prior written consent includes any subletting or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of Tenant's corporate or proprietary structure, or an assignment, subletting to or by a receiver or trustee in any federal or state bankruptcy, insolvency, or other proceedings. The consent by Landlord to any assignment, subletting or other transfer above described shall not constitute a waiver of the requirement for such consent to any subsequent assignment, subletting or other transfer. Any assignment, subletting or other transfer, even with the consent of Landlord, shall not relieve Tenant from primary liability for the payment of rent or from the primary obligation to keep and be bound by the terms, conditions and covenants of this Lease.

     15.2 Notwithstanding anything to the contrary herein, Tenant may, without Landlord's prior written consent, but upon not less than ten (10) days prior notice to Landlord, assign this Lease to, or sublet all or part of the Premises to any entity which controls, is controlled by or under a common control with Tenant, a "successor entity" or an "affiliate". For purposes of this

Section, a "successor entity" shall mean (x) a corporation or other business entity into which or with which Tenant, its successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations, provided that by operation of law or by effective provisions contained in instruments of merger or consolidation, the liabilities of the corporations or other business entities participating in such merger or consolidation are assumed by the corporation or other business entity surviving such merger or consolidation or (y) a corporation or other business entity acquiring all or substantially all of the stock or any other ownership interest of Tenant, or all or substantially all of the assets of Tenant, its corporate successors or assigns, including the leasehold estate created by this Lease, and assuming the obligations of Tenant under this Lease. For purposes of this Section, an "affiliate" shall mean any entity which is controlled by, controlling or under common control with the Tenant.



                                   ARTICLE 16
                                   ----------

                                      SIGNS
                                      -----

     Tenant may, but only with the consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, attach to the Building or other suitable places on the Leased Premises signs of reasonable size displaying Tenant's name and business. Tenant agrees to have said signs comply with all requirements of appropriate governmental authorities and the Protective Covenants and to obtain all necessary permits or licenses with respect to said signs. At the termination of this Lease, Tenant agrees to remove, at Tenant's sole expense, all signs erected by Tenant and to repair any damage caused by such removal.

                                   ARTICLE 17
                                   ----------

                              ENVIRONMENTAL MATTERS
                              ---------------------

     17.1 Tenant  represents,  warrants  and  covenants  as  follows:

          (a) Tenant shall not use, store, handle, manage, discharge, or otherwise place or dispose of, or cause to be used, stored, handled, managed, discharged, or otherwise placed or disposed of, on, in, into, under or at the Premises, the Building or the Land any Hazardous Materials in violation of any Environmental Law, or in a manner so as to be dangerous to or adversely impact public health or the environment.

          (b) Tenant shall remove, in accordance with applicable Environmental Laws, any and all Hazardous Materials and unused manufacturing materials which Tenant has caused or knowingly permitted to be placed, held, located or disposed of in, on, under or at the Premises, the Building, or the Land upon expiration or earlier termination of this Lease.

          (c) Tenant shall keep the Premises, the Building and the Land and every part thereof free from any lien or encumbrance, or judicial or administrative order imposed pursuant to any Environmental Law as a result of Tenant's actions or omissions during the Term.

          (d) If Tenant fails to comply with the provisions of Article 17, or if Tenant causes or contributes to any contamination of any media on, at or under the Premises, the Building or the Land, including air, surface water, groundwater, or soil, from Hazardous Materials, Tenant shall remedy such non-compliance or contamination to the extent caused by or contributed to by Tenant (including but not limited to the clean-up, removal and disposal of the Hazardous Material causing the non-compliance or causing or contributing to the contamination), and repair any damage to the Premises, the Building or the Land in compliance with all applicable Environmental Laws and within such period of time as is required by law, or if not specified by law, as is reasonable under the circumstances. Upon an event triggering Tenant's obligations under this provision, Tenant shall immediately provide written notice to Landlord of such event and shall, upon request of Landlord, provide Landlord with all relevant information regarding the event, including all investigations, communications with governmental authorities, work plans and evidence documenting compliance with this provision.

          (e) Tenant shall be solely responsible for the proper and lawful disposition of all waste materials, including but not limited to solid wastes and hazardous wastes (including universal wastes as defined in 40 CFR Section 273.6) generated, handled or stored by Tenant during the Term.

          (f) Tenant shall indemnify and hold harmless Landlord from and against any and all liabilities, damages, costs, claims, expenses, demands, and actions arising out of: (i) Tenant's breach or violation of or non-compliance with any Environmental Law applicable to Tenant's operations or occupancy at the Premises, the Building or the Land during the Term; and
     (ii) any order, deficiency notice, violation notice, clean-up request or demand, or other remediation or removal requirement of, or any lien or encumbrance, imposed by any judicial body or governmental authority having jurisdiction under Environmental Laws relating to any Hazardous Materials caused by Tenant's acts or omissions during the Term to be present on, in, under or at the Premises. Notwithstanding anything else contained in this Lease, this indemnity shall survive the expiration or earlier termination of this Lease.

     17.2     Definition  of Hazardous Materials. The term "Hazardous Materials"
              ----------------------------------
shall mean any substance or waste containing hazardous substances, pollutants or contaminants as those terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec. 9601 et seq., and any
                                                                -- ---
other substance regulated by any other Environmental Law or similarly defined or identified in any other Environmental Law. This definition is intended to include, but is not limited to, asbestos, asbestos-containing materials, petroleum or petroleum-based products, polychlorinated biphenyls (PCBs) and radon.

     17.3     Definition  of  Environmental  Laws. The term "Environmental Laws"
              -----------------------------------
shall mean all applicable federal, state or local laws, rules, regulations, ordinances, judgments, orders, decrees or by-laws governing the manufacture, import, use, management, handling, storage, processing, release or disposal of substances or wastes deemed by any governmental authority to be hazardous, toxic, dangerous or injurious to public health or to the environment, including those governing water quality, air quality, solid waste management, hazardous or toxic substances, and the protection of health or the environment.


                                   ARTICLE 18
                                   ----------

                            ACCESS TO LEASED PREMISES
                            -------------------------

     Landlord shall have the right of access to the Leased Premises at reasonable times during Tenant's normal business hours upon reasonable prior notice (except in cases of emergency when no notice shall be required), for the purposes of examination and inspection, making repairs, alterations or improvements to the extent required or permitted herein, or exercising any of the rights of Landlord under this Lease. Landlord may show the Leased Premises to prospective purchasers and mortgagees and, during the nine (9) months prior to the expiration of this Lease, to prospective tenants, at reasonable times during Tenant's normal business hours upon reasonable prior notice to Tenant.


                                   ARTICLE 19
                                   ----------

                             MORTGAGE SUBORDINATION:
                             -----------------------
                      NONDISTURBANCE; BANK'S RIGHT TO CURE
                      ------------------------------------

     19.1 Unless Lender shall otherwise elect as provided in Section 19.2, Tenant's rights under this Lease are and shall remain subject and subordinate to the operation and effect of any current or future Mortgage. Tenant's acknowledgment and agreement of subordination provided for in this Section is self-operative and no further instrument of subordination shall be required.
However, Tenant shall execute such further assurances and agreements of subordination as shall be requisite or as may be requested from time to time by Landlord or a Lender. In the event Tenant fails to execute any such further assurance or agreement requested within ten (10) days after demand therefor, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact and in its name, place and stead for the purpose of executing any such further assurance or agreement of subordination. Notwithstanding the above, any such subordination shall provide that so long as Tenant timely pays any rent or any other sums due under this Lease and is not otherwise in default hereunder in any respect after the lapse of all applicable grace periods, the holder of such mortgage, its successors and assigns will attorn to Tenant's rights under this Lease, will not disturb Tenant's possession of the Leased Premises.

     19.2 If Lender shall so elect by written notice to Tenant or by the recording of a unilateral declaration of subordination, this Lease and Tenant's rights hereunder shall be superior and prior in right to the Mortgage of which such Lender has the benefit, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such Mortgage, subject, nevertheless, to such reasonable conditions as may be set forth in any such notice of declaration.

     19.3 If any person shall succeed to all or part of Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise and if so requested or required by such successor in interest, Tenant shall attorn to such successor in interest and shall execute such agreement in confirmation of such attornment as such successor in interest shall reasonably request.

     19.4 "Mortgage" means (i) any lease of land only or of land and buildings in a sale-leaseback transaction involving all or any part of the Premises, or (ii) any mortgage, deed of trust or other security instrument constituting a lien upon all or any part of the Premises, whether the same shall be in existence as of the date hereof or created hereafter. "Lender" means a party having the benefit of a Mortgage, whether as lessor, mortgagee, trustee or noteholder.

     19.5 Tenant agrees, upon the written request of Lender or Landlord, to send to Lender a copy of all notices sent to Landlord which relate to any claimed default by Landlord hereunder or otherwise relate to this Lease, other than routine correspondence. Provided Lender or Landlord has provided Tenant with such written request, Tenant may not terminate this Lease or exercise any other remedies available to Tenant as a result of a default by Landlord hereunder unless Tenant has sent to Lender, simultaneously with the sending of the aforesaid notice to Landlord, a copy of the aforesaid notice to Landlord relating to the claimed default by Landlord hereunder. Lender shall have the right, but not the obligation, to cure any default of the Landlord under this Lease and Tenant shall accept such performance by or on behalf of Lender as if the same had been made by Landlord.


                                   ARTICLE 20
                                   ----------

                                  HOLDING OVER
                                  ------------

     If Tenant shall, after the expiration of the term of this Lease or any renewal or extension thereof, continue to occupy or remain in the Leased Premises without a written agreement having been entered into, any such holding over shall be deemed a tenancy at sufferance and otherwise subject to all of the terms, conditions and covenants of this Lease to the extent they remain applicable except that the Base Rent payable during such tenancy shall be equal to one hundred fifty percent (150%) times the Base Rent in effect immediately prior to Tenant's holding over. In addition to all of the rights of Landlord, Landlord shall be specifically entitled to collect from Tenant any damages which Landlord may suffer as a result of Landlord being unable to timely deliver the Leased Premises to a new tenant as a result of Tenant's holding over.

                                   ARTICLE 21
                                   ----------

                                     NOTICE
                                     ------

     Whenever this Lease calls for any request, notice, consent, approval or demand to be given or served on either party to this Lease, such request, notice, consent, approval or demand shall be in writing, shall specifically reference the date of this Lease, the name of the original Landlord, the name of the current Landlord and the address of the Leased Premises and shall be delivered (a) personally, (b) by certified mail, return receipt requested, or
(c) by "next day" delivery service if receipted therefor, or (d) via facsimile if a confirmation of such facsimile is received and such notice is also provided by one of the other three methods, addressed as follows:

        To  Landlord:      Kelsey  Hayes  Company
                           c/o  TRW  Automotive  Electronics
                           24175  Research  Drive
                           Farmington  Hills,  Michigan  48335_2642
                           Tel:   248.426.3031
                           Fax:   248.442.5290
                           Attn:  Vice  President,  Finance
                           Copy to: Vice President and Assistant General Counsel

        with  a  copy  to: TRW  Inc.
                           1900  Richmond  Road
                           Lyndhurst,  Ohio  44015
                           Tel:  216.291.7000
                           Fax:  216.291.7070
                           Attn:  Vice  President,  Real  Estate

        To  Tenant:        Measurement  Specialties,  Inc.
                           80  Little  Falls  Rd.
                           Fairfield,  New  Jersey  07004
                           Tel:  973.808.1819
                           Fax:  973.808.1787
                           Attn:  Chairman

        with a copy to:McCarter  &  English,  LLP
                           Four Gateway Center
                           100 Mulberry Street
                           Newark,  New  Jersey  07101-0652
                           Attn:  Kenneth  E.  Thompson
                           Tel:  973.622.4444
                           Fax:  973.624.7070
                           and

                           John D. Arnold, Esq.
                           The  Offices  of  John D. Arnold
                           104  Highland  Terrace
                           Woodside,  California  94062

or elsewhere, as the respective parties may from time to time designate in writing. All notices shall be deemed given on the earlier of when received or three (3) postal delivery days after depositing such notice, postpaid, in the United States mail, one business day after such is deposited with a "next day" delivery service or, if by facsimile, on the date reflected on the confirmation.


                                   ARTICLE 22
                                   ----------

                          RECORDING - SHORT FORM LEASE
                          ----------------------------

     This Lease shall not be recorded by either party hereto. The parties will, however, at any time at the request of either party, without charge, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a short form of lease and which shall be used for the purpose of giving public notice of this Lease by recording. Such short form of lease shall set forth a description of the Leased Premises, the term of this Lease, any options to extend or renew the term of this Lease, and any other portions hereof, except the rental provisions (unless required by statute), as either party may request. If either party fails or refuses to execute, acknowledge and deliver a short form of lease in accordance with the requirements of this Article within fifteen (15) days after the request of the other party to do so, then the requesting party is hereby authorized, and is hereby appointed attorney-in-fact with full power and authority, to execute, acknowledge and deliver said short form of lease on behalf of and in the name of the other party. All recording fees and taxes required to be paid in regard to such short form of lease shall be paid by the party desiring to record such.


                                   ARTICLE 23
                                   ----------

                  APPLICABLE LAW AND CONSTRUCTION OF PROVISIONS
                  ---------------------------------------------

     This Lease shall be governed by and construed under the laws of the State of Virginia. The captions used in this Lease are for convenience only and do not in any way modify, limit or amplify the terms and provisions hereof. The language in all parts of this Lease shall in all cases be construed according to its fair meaning and not strictly for or against either Landlord or Tenant, and the construction of this Lease and any of its various provisions shall be unaffected by any argument or claim, whether or not justified, that it has been prepared, wholly or in substantial part, by or on behalf of either Landlord or Tenant.

                                   ARTICLE 24
                                   ----------

                                  SEVERABILITY
                                  ------------

     Any provision of this Lease that proves to be invalid, void or illegal shall in no way affect, impair, or invalidate any other provision(s) hereof, and such other provision(s) shall remain in full force and effect.


                                   ARTICLE 25
                                   ----------

                                    AUTHORITY
                                    ---------

     Each  individual  executing  this Lease hereby represents and warrants that
(a) the entity on whose behalf such individual is executing this Lease is duly formed and validly existing, (b) the entity on whose behalf such individual is executing this Lease has full right and authority to enter into this Lease, and
(c) such individual is duly authorized to execute this Lease on behalf of such entity.


                                   ARTICLE 26
                                   ----------

                            RELATIONSHIP OF PARTIES
                            -----------------------

     The relationship between Landlord and Tenant created hereunder shall be that of lessor and lessee and nothing shall be construed as creating any joint venture or partnership.

                                   ARTICLE 27
                                   ----------

                              INTENTIONALLY DELETED
                              ---------------------


                                   ARTICLE 28
                                   ----------

                                  FORCE MAJEURE
                                  -------------

     Neither party hereto shall be required to perform any term, condition or covenant of this Lease as long as such performance is delayed or prevented by "Force Majeure", which shall mean "Acts of God, strikes, lockouts, material or labor restrictions imposed by any governmental authority, shortage or materials, civil riot or any other cause not reasonably within the control of such party and which, by the exercise of due diligence, such party is unable, wholly or in part, to prevent or overcome". Force Majeure shall not excuse either party from the payment of any monies due pursuant to the terms of this Lease.

                                   ARTICLE 29
                                   ----------

                                  COUNTERPARTS
                                  ------------

     This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

                                   ARTICLE 30
                                   ----------

                                   SUCCESSORS
                                   ----------

     This Lease shall bind and inure to the benefit of the parties hereto, their respective successors, assigns, heirs, executors and administrators, subject to the provisions herein.

                                   ARTICLE 31
                                   ----------

                                ENTIRE AGREEMENT
                                ----------------

     This Lease contains the entire agreement between the parties hereto relating to the Leased Premises, and supersedes all prior agreements, and shall not be modified in any manner except by an instrument in writing executed by the parties or their respective successors in interest.


                                   ARTICLE 32
                                   ----------

                              ESTOPPEL CERTIFICATES
                              ---------------------

     At any time and from time to time, within ten (10) days after either party shall request the same, Tenant or Landlord, as the case may be, shall execute, acknowledge and deliver to the other party and to such mortgagee, lender or other party as may be designated by Tenant or Landlord, a certificate in the form as Tenant or Landlord may request, with respect to matters relating to this Lease or the status of performance of obligations of the parties hereunder as may be requested by Tenant or Landlord.


                                   ARTICLE 33
                                   ----------

                                SATELLITE ANTENNA
                                -----------------

     33.1 If legally permitted, Tenant shall have the right to erect or place a telecommunications dish antenna (the "Antenna") on the roof of the Building in accordance with the following provisions, which Antenna shall be designed in accordance with the specifications to be provided by Tenant and approved by Landlord, Landlord's approval not to be unreasonably withheld, conditioned or delayed. It is expressly understood and agreed, in any event, that design specifications shall include such modifications to the roof and shall be incorporated in the cost of installation as herein provided. In the event such installation shall, in the reasonable opinion of Landlord, impair the structural integrity of the roof, roof membrane and/or Building, Landlord reserves the right to disapprove
Tenant's plans and specifications until the same shall be redesigned to eliminate Landlord's objection. With respect to any such redesign of the roof, any cost in connection with maintenance or repair which may thereafter be occasioned as a direct result of the installation or operation of the Antenna or by reason of the Antenna being located on the roof such as damage resulting to the Antenna and/or Building from hurricane or high wind shall be paid for at the sole cost and expense of the Tenant and shall not be included as part of the Operating Expenses. Tenant shall furnish detailed plans and specifications for the Antenna to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed, provided Landlord may condition its consent by requiring that the Antenna be adequately screened or enclosed (at Tenant's sole cost and expense) on the roof at such location as is designated by Landlord in the least conspicuous location of all acceptable locations in which the Antenna might be located.

     33.2 Upon approval of Tenant's plans and specifications, the Antenna shall be installed by Tenant at its sole cost and expense and utilizing
Landlord's roofing contractor, subject to reasonable supervision by Landlord with respect thereto. Such cost and expense shall include obtaining any special permits that may be required by governmental authority in connection with such installation, including any reasonable cost attributable to the processing thereof. Subsequent to the installation of the Antenna, Tenant shall comply with applicable laws and keep the Premises free and clear from liens arising from or related to Tenant's installation. Any cables, conduits or other physical connections between the Antenna and the Premises shall be concealed within permanent walls, floors, columns and ceilings of the Premises and the Building and in the shafts of the Premises and the Building provided for such installations, not damaging the appearance of the Premises or the Building. Any installation or maintenance work performed by Tenant's, or at Tenant's direction, shall be performed without unreasonably interfering with Landlord's or any other tenant's use of the Building, and upon completion of such installation and maintenance (initially and from time to time), Tenant shall restore such portions of the Building to a condition reasonably comparable to that existing prior to such installation or maintenance. Tenant shall be responsible for procuring whatever licenses, approvals or permits may be required for the installation and use of the Antenna and the related support systems or operation of any equipment served thereby, and Landlord makes no warranties whatsoever as to the permissibility of such systems under applicable laws. Upon termination or expiration of this Lease and unless Landlord requests Tenant to leave the Antenna, Tenant shall remove the Antenna installed by it, at its expense, and shall repair and restore the Building to a condition comparable to that existing prior to such installation other than the removal of cabling or wiring within the walls of the Building.

                                   ARTICLE 34
                                   ----------

                           LANDLORD'S REPRESENTATIONS
                           --------------------------

     Landlord hereby represents and warrants that (i) to the Landlord's knowledge, and except for any noncompliance resulting from Tenant's use or activities at the Property, the Property is, and after completion of the Landlord's construction, if any, will be, in compliance with all applicable laws, rules and regulations (including but not limited to the Americans with Disabilities Act), and (ii) so long as Tenant performs every obligation of Tenant under this Lease, Tenant shall quietly enjoy the Premises without hindrance by Landlord or anyone claiming under Landlord.


                                   ARTICLE 35
                                   ----------

                               PARKING PRIVILEGES
                               ------------------

     Tenant, in consideration of leasing the Premises, is hereby entitled to one hundred ninety-seven (197) parking spaces, of which thirty (30) may be reserved as reflected on the drawing attached hereto as Exhibit "D"; any additional parking spaces required or used by Tenant shall only be available after obtaining Landlord's prior written approval. Tenant covenants and agrees to comply with all reasonable rules and regulations which Landlord may from time to time make to assure proper use of parking spaces by permitted users. Landlord's remedies under such rules and regulations may include, but shall not be limited to, the right to tow away at owner's expense any vehicles not parked in compliance with these rules and regulations. Landlord shall have no obligation to enforce Tenant's rights to the use of its reserved parking spaces and grants Tenant the lawful authority to enforce such rights if Landlord elects not to undertake such enforcement.


                                   ARTICLE 36
                                   ----------

                              LANDLORD'S LIABILITY
                              ---------------------

     Notwithstanding anything to the contrary contained in this Lease, it is expressly understood and agreed, such understanding and agreement being a significant and material inducement to the execution of this Lease by Landlord, that: (1) there shall be absolutely no personal liability of whatsoever nature imposed upon Landlord, or any officer, director, partner, shareholder, member or manager, as the case may be, of Landlord or their respective heirs, personal representatives, successors or assigns, or any mortgagee in possession with respect to any of the terms, covenants or conditions of this Lease; (ii) in the event that Landlord shall commit a default or breach of any of the terms, covenants or conditions hereof and Tenant shall obtain a judgment against Landlord for such default or breach, Tenant's sole and exclusive remedy for the enforcement and collection of such judgment shall be the institution of foreclosure or other appropriate execution proceedings against the Property; and
(iii) regardless of whether or not the proceedings described in "(ii)" immediately above shall result in a complete satisfaction of Tenant's judgment, in no event (whether by proceedings at law, in equity, administrative proceedings or otherwise) shall any deficiency or other personal judgment be rendered or enforced against Landlord, its successors and assigns, any officer, director, partner, shareholder, member or manager of Landlord, whether their respective heirs, personal representatives, successors or assigns, or any mortgagee in possession. Landlord shall have the right to sell and convey its interest in the Property at any time during the term of this Lease, subject to the rights of Tenant hereunder. In the event Landlord sells and conveys its interest in the Property, the terms and conditions of this Lease shall survive such sale and conveyance, provided, however, the sale shall operate to release Landlord from any future liability hereunder except for liability first arising or directly attributable to the period prior to such sale and conveyance.


     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the respective dates shown below.


Witnessed  By:                          LANDLORD:

                                        KELSEY-HAYES  COMIPANY


Sign:/s/ Robert L. Dewelt               By:  /s/  William A. Fullmer
     -----------------------               -----------------------------
Print:   Robert L. Dewelt               Name:     William A. Fullmer
      ----------------------                 ---------------------------
Sign:/s/ Kirk J. Dischino               Title:  Assistant Secretary
     -----------------------                  --------------------------
Print:   Kirk J. Dischino               Date:  as  of  August  4,  2000
     -----------------------


                                        TENANT:

                                        MEASUREMENT  SPECIALTIES,  INC.


Sign:/s/ Kirk J. Dischino               By:  /s/  Joseph R. Mallon, Jr.
     -----------------------               -----------------------------
Print:   Kirk J. Dischino                  Joseph R. Mallon, Jr.
     -----------------------               Chairman and Chief Executive Officer
Sign:/s/ Michael Schluter                  as  of  August 4, 2000
     -----------------------
Print:   Michael Schluter
     -----------------------

                                  EXHIBIT "A"
                                  -----------

                              FLOOR PLAN/SITE PLAN
                              --------------------

                                EXHIBIT A PAGE 2
                                ----------------

                                [GRAPHIC OMITED]

                                   EXHIBIT "B"
                                   -----------

                                LEGAL DESCRIPTION
                                -----------------

                                    EXHIBIT B


     All of that land situated in the Hampton Roads Center, Hampton, Virginia containing 23.0000 acres and more particularly described as follows:


     Beginning at a point on the west right-of-way line of Magruder Boulevard thence; S43'28'58"W, 21.87 feet to a point on the north right-of-way line of Butler Farm Road; thence along the existing north right-of-way line of Butler Farm Road S83'44'48"W, 1,025.01 feet to the true point of beginning; thence along the new north right-of-way line at Butler Farm Road and on a curve to the left whose radius = 2,543.64 feet, central angle = 19'13'23, arc length = 853.40 feet, chord length = 849.40 feet, chord bearing S74'08'07"W, and tangent distance = 430.75 feet to a point; thence continuing along the new north right-of-way line of Butler Farm Road S64'31'25"W, 219.23 feet to a point; thence along the existing north right-of-way line of Butler Farm Road and on a curve to the right whose radius 2,968.45 feet, central angle l4'02'43", arc length = 727.67 feet, chord length 725.85 feet, chord bearing S71'32'47"W, and tangent distance 365.67 feet to a point; thence N50'32'32"W, 85.35 feet to a point on the east right-of-way line of the future North-South corridor road; thence along the east right-of-way line of the future North-South corridor road N00'20'48"E, 955.38 feet to a point; thence N89'39'12"W, 50.00 feet to a point on the east property line of lands now are or formerly owned by the School Board of the City of Hampton, Virginia; thence along the east property line of lands now or formerly owned by the School Board of the City of Hampton, Virginia, N00'20'48"E, 65.12 feet to a point; thence S89'39'12"E, 986.22 feet to a point on the west property line of lands now or formerly owned by the Industrial Development Authority of the City of Hampton, Virginia; thence along the west property line of land now or formerly owned by the Industrial Development Authority of the City of Hampton, Virginia, S05'58'22"W. 22.18 feet to a point; thence continuing along the west properly line of lands now or formerly owned by the Industrial Development Authority of the City of Hampton, Virginia, S20'12'19"W, 70.10 feet to a point; thence continuing along the west property line of lands now or formerly owned by the Industrial Development Authority of the City of Hampton, Virginia, S20'43'20"E, 67.82 feet to point; thence continuing along the west property line of lands now or formerly owned by the Industrial Development Authority of the City of Hampton, Virginia, S11'13'24"E,
54.35 feet to a point; thence continuing along the west property line of lands now or formerly owned by the Industrial Development Authority of the City of Hampton, Virginia, S36'21'08"E, 36.83 feet to a point; thence continuing along the west property line of lands now or formerly owned by the Industrial Development Authority of the City of Hampton, Virginia, S18'37'l8"E, 64.00 feet to a point; thence continuing along the west property line of lands now or formerly owned by the Industrial Development Authority of the City of Hampton, Virginia, S04'52'45"E, 64.67 feet to a point; thence continuing along the west property line of lands now or formerly owned by the Industrial Development Authority of the City of Hampton, Virginia, S53'38'55"E, 70.07 feet to a point; thence continuing along the west property line of lands now of formerly owned by the Industrial Development Authority of the City of Hampton, Virginia, on a curve to the left whose radius = 1400.00 feet, central angle = 30'04'33", arc length = 734.89 feet, chord length = 726.48 feet, chord bearing = S81'12'56"E and tangent distance = 376.12 feet and returning to the true point of beginning.

                                   EXHIBIT "C"
                                   -----------

                          DETERMINATION, ADJUSTMENT AND
                          -----------------------------
                             ALLOCATION OF UTILITIES
                             -----------------------

     Utility charges allocable to the Leased Premises and Tenant's use thereof, with the exception of telephones, shall be determined, adjusted from time to time and allocated in accordance with this Exhibit "C."

     Within thirty (30) days after the Commencement Date, Landlord and Tenant shall endeavor to agree upon the method and manner of charging utilities (other than telephones) to Tenant (the "Sharing Formula"). The Sharing Formula shall be used by the parties to determine Tenant's share of utility charges from and after the Commencement Date. Landlord and Tenant shall endeavor to develop the Sharing Formula directly between themselves by analyzing the utility consumption in the Building at a time when the same is not occupied by Tenant as compared to the utility consumption in the Building when the Building is occupied by Tenant. In connection with such analysis Landlord and Tenant may engage an outside consultant to assist them with such analysis and complete a utility usage analysis for the Building that will include a recommended and appropriate utility usage allocation between Landlord and Tenant.

     At any time during the Term or any Extension Term, but not more often than annually, either Landlord or Tenant may request in writing (the "Request Date") that the Sharing Formula be adjusted, if the party requesting such adjustment believes, in good faith, that the Sharing Formula no longer fairly and equitably allocates the utility charges between Landlord and Tenant and thereupon Landlord and Tenant shall endeavor to agree upon an appropriate modification to and adjustment of the Sharing Formula. If the parties are unable to agree upon such adjustment or modification within thirty (30) days of the request therefor, then either party shall have the right to require that the Sharing Formula be reviewed by an independent third party of recognized competency and experience in the fields of utility and energy usage (the "Utilities Consultant") selected jointly by Landlord and Tenant for the purposes of determining a fair and equitable allocation of utility charges which determination may or may not be consistent with the methods of determination employed by the parties in or with respect to the Sharing Formula (the "Utilities Review"). If the parties are unable to agree upon the selection of the Utilities Consultant, then such selection shall be submitted to arbitration in accordance with the provisions set forth below.

     The Utilities Review shall be prepared and submitted to Landlord and Tenant by the Utilities Consultant not later than forty-five (45) days after the selection of the Utilities Consultant. Landlord and Tenant shall promptly review the Utilities Review and provided that both Landlord and Tenant find the same to be acceptable the Sharing Formula shall be modified accordingly effective as of the Request Date.

     If Landlord and Tenant should agree upon some, but not all, portions of the Utilities Review, then the Sharing Formula shall be modified accordingly, to the extent practicable, in accordance with the agreed upon portions of the Utilities Review. With respect to those portions, if any, of the Utilities Review that Landlord and Tenant have not agreed upon or with respect to the entire Utilities Review if it is totally rejected by either party, then for a period of thirty (30) days after the issuance date of the Utilities Review, the parties shall endeavor to settle their disagreements concerning the Utilities Review and if they are unable to do so, then the matters that are in disagreement shall, at the request of either party, be submitted to arbitration in Hampton, Virginia with The American Arbitration Association which arbitration shall be held in accordance with the Commercial Arbitration Rules of The American Arbitration Association. The costs and expenses of the arbitrator shall be shared equally by Landlord and Tenant, however, the cost and expenses incurred individually by Landlord and Tenant, including legal and other professional fees, shall be the sole responsibility of the party incurring the same.